Exhibit 10.3

Execution Version

THESE SECURITIES AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS.

THIS INSTRUMENT IS SUBORDINATED TO ALL INDEBTEDNESS NOW OR HEREAFTER OWING BY THE MAKER TO CITY NATIONAL BANK OF FLORIDA, AS PROVIDED IN THOSE CERTAIN SUBORDINATION OF DEBT AGREEMENTS DATED ON OR ABOUT DECEMBER 9, 2020 AND OCTOBER 4, 2023.

THIS INSTRUMENT IS SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN SECURITIES EXCHANGE AND REGISTRATION RIGHTS AGREEMENT DATED AS OF DECEMBER 8, 2020, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

VENUS CONCEPT INC.

SECURED SUBORDINATED CONVERTIBLE NOTE

Certificate No.: 2
Issuance Date: March 31, 2025	Original Principal Amount: U.S.$10,719,957.22

FOR VALUE RECEIVED, Venus Concept Inc., a Delaware corporation (the “Company”), hereby promises to pay to Madryn Health Partners (Cayman Master), LP or registered permitted assigns (the “Holder”) in cash the amount set out above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the “Principal”) when due, whether upon the Maturity Date, acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate from the date set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon an Interest Date, the Maturity Date, acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). This Secured Subordinated Convertible Note (including all Secured Subordinated Convertible Notes issued in exchange, transfer or replacement hereof, this “Note”) is one of a series of Secured Subordinated Convertible Notes issued pursuant to the Securities Exchange Agreement (as defined herein) and exchanged pursuant to that certain Exchange Agreement dated as of the Issuance Date by and among Holder, Madryn Health Partners, LP and the Company (collectively, the “Notes” and such other Secured Subordinated Convertible Notes, the “Other Notes”). Certain capitalized terms used herein are defined in Section 29.

1.          Payments of Principal. On the Maturity Date, the Company shall pay to the Holder an amount in cash equal to (a) all outstanding Principal as of such date, plus (b) all accrued and unpaid Interest thereon as of such date. Other than as specifically permitted by this Note, the Company may not prepay any portion of the outstanding Principal or accrued and unpaid Interest. Notwithstanding anything herein to the contrary, with respect to any repayment, conversion or redemption hereunder, as applicable, the Company shall repay, convert or redeem, as applicable, (i) first, all accrued and unpaid Interest hereunder and under any other Notes held by such Holder, (ii) second, all other amounts (other than Principal, but including any Redemption Premium Amount) outstanding hereunder and under any other Notes held by such Holder, and (iii) third, all Principal outstanding hereunder and under any other Notes held by such Holder, in each case, allocated pro rata among this Note and such other Notes held by such Holder.

2.          Interest. Interest on this Note shall commence accruing on the Issuance Date at the Interest Rate and shall be computed on the basis of a 360 -day year and the actual number of days elapsed per month and shall be payable in kind by capitalizing such Interest and adding it to the Principal balance of this Note on the last Business Day of each Calendar Quarter after the Issuance Date (each, an “Interest Date”). Interest shall be payable in kind on each Interest Date, to the record holder of this Note on the applicable Interest Date, and in cash in full on the Maturity Date by wire transfer of immediately available funds pursuant to wire instructions provided by the Holder in writing to the Company. If any portion of this Note is repaid or redeemed pursuant to Sections 4.2, 4.3, 5.2 and 7 or converted pursuant to Section 3 prior to the Maturity Date and prior to the payment of Interest on an Interest Date, Interest on such portion of this Note shall accrue at the Interest Rate and be payable in cash on each Redemption Date, on each Conversion Date and/or in connection with any required payment upon any Event of Default, as applicable; provided, that, in connection with a conversion, such Interest accrued and unpaid interest may, at the option of the Company, be converted into shares of Common Stock on the same terms as the Principal being converted on such Conversion Date, in lieu of payment in cash. Interest shall continue to accrue on any portion of this Note to the extent not so repaid, redeemed or converted.

3.         Conversion of Notes. At any time after the Issuance Date, this Note shall be convertible into validly issued, fully paid and non-assessable shares of Common Stock, on the terms and conditions set forth in this Section 3.

3.1         Conversion Right. Subject to the provisions of Section 3.3, at any time or times on or after the Issuance Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid Principal into fully paid and nonassessable shares of Common Stock in accordance with Section 3.2, at the Conversion Rate. The Company shall not issue any fraction of a share of Common Stock upon any such conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all transfer, stamp and similar taxes, costs and expenses (including, without limitation, fees and expenses of the transfer agent of the Company (the “Transfer Agent”)) that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any portion of the outstanding and unpaid Principal.

3.2        Mechanics of Conversion.

(a)          Optional Conversion.

(i)          To convert any portion of the outstanding Principal into shares of Common Stock on any date (a “Conversion Date”), the Holder shall deliver (whether via facsimile, electronic mail or otherwise), for receipt on or prior to 11:59 p.m., New York time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company. If required by Section 3.2(c), within two (2) Trading Days following a conversion of this Note as aforesaid, the Holder shall surrender this Note to a nationally recognized overnight delivery service for delivery to the Company (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction as contemplated by Section 16.2).

(ii)          On or before the second (2nd) Trading Day following the date of receipt of a Conversion Notice, the Company shall transmit by facsimile, electronic mail or otherwise the Transfer Agent instructions and representation as to whether such shares of Common Stock may then be resold pursuant to (A) an effective and available registration statement, either, (1) prior to, (2) contemporaneously with, or (3) within thirty (30) days after, as applicable, the date of the applicable Conversion Notice by the Holder, (B) Rule 144, unless the Holder affirmatively indicates on the applicable Conversion Notice that the shares of Common Stock issuable in connection with such Conversion Notice are not being resold either (1) prior to, (2) contemporaneously with, or (3) within thirty (30) days after, as applicable, the date of the applicable Conversion Notice by the Holder, provided that the Holder shall provide the Company with customary representations with respect to compliance by the Holder with Rule 144, or (C) Rule 144 without having to comply with the information requirements under Rule 144(c)(1) (each, a “Permitted Securities Transaction”), substantially in the form attached hereto as Exhibit II, to the Holder and the Transfer Agent which shall instruct the Transfer Agent to process such Conversion Notice in accordance with the terms herein.

(iii)          On or before the third (3rd) Trading Day following the date on which the Company has received a Conversion Notice (the “ Share Delivery Deadline”), the Company shall (A) provided, that, the Transfer Agent is participating in The Depository Trust Company’s (“DTC”) Fast Automated Securities Transfer Program, with respect to the shares of Common Stock included in the Conversion Notice that may then be resold by the Holder pursuant to a Permitted Securities Transaction, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled pursuant to such conversion to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system or (B) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program or with respect to the shares of Common Stock included in the Conversion Notice that may not then be resold by the Holder pursuant to a Permitted Securities Transaction, deliver a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled pursuant to such conversion.

(iv)         If this Note is physically surrendered for conversion pursuant to Section 3.2(c) and the outstanding Principal of this Note is greater than the portion of the Principal being converted, then the Company shall as soon as practicable and in no event later than five (5) Business Days after receipt of this Note and at its own expense, issue and deliver to the Holder (or its designee) a new Note (in accordance with Section 16.4) representing the outstanding Principal not so converted.

(v)          The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

(b)         [Reserved].

(c)          Registration; Book-Entry. The Company shall maintain a register (the “Register”) for the recordation of the names and addresses of the holders of each Note and the principal amount of the Notes held by such holders (the “Registered Notes”). The entries in the Register shall be presumed correct absent reasonable evidence to the contrary provided by the holders of the Notes. The Company and the holders of the Notes shall treat each Person whose name is recorded in the Register as the owner of a Note for all purposes (including, without limitation, the right to receive payments of Principal and Interest hereunder) notwithstanding notice to the contrary. Unless the Assignment Conditions (as defined in the Securities Exchange Agreement) and the other terms of Section 9.8 of the Securities Exchange Agreement havebeen satisfied, the Registered Note may not be assigned, transferred or sold in whole or in part other than to an Affiliate of Holder and may be assigned, transferred or sold only by registration of such assignment or sale on the Register. Upon satisfaction of the Assignment Conditions and the other terms of Section 9.8 of the Securities Exchange Agreement, the Company shall record the information relating to such assignment in the Register and issue one or more new Registered Notes in the same aggregate principal amount as the principal amount of the surrendered Registered Note to the designated assignee or transferee pursuant to Section 16, provided, that, if the Company does not so record an assignment, transfer or sale (as the case may be) of all or part of any Registered Note within two (2) Business Days of such a request, then the Register shall be automatically deemed updated to reflect such assignment, transfer or sale (as the case may be). Notwithstanding anything to the contrary set forth in this Section 3, following conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (i) the full outstanding Principal represented by this Note is being converted (in which event this Note shall be delivered to the Company following conversion thereof as contemplated by Section 3.2(a)) or (ii) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note. The Holder and the Company shall maintain records showing the Principal and Interest converted and/or paid (as the case may be) and the dates of such conversions and/or payments (as the case may be) or shall use such other methods as are reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion. If the Company does not update the Register to record such Principal and Interest converted and/or paid (as the case may be) and the dates of such conversions, and/or payments (as the case may be) within two (2) Business Days of such occurrence, then the Register shall be automatically deemed updated to reflect such occurrence.

(d)         Pro Rata Conversion; Disputes. In the event that the Company receives a Conversion Notice from more than one holder of Notes for the same Conversion Date and the Company can convert some, but not all, of such portions of the Notes submitted for conversion, the Company, subject to Section 3.3, shall convert from each holder of Notes electing to have Notes converted on such Conversion Date a pro rata amount of such holder’s portion of its Notes submitted for conversion based on the principal amount of Notes submitted for conversion on such Conversion Date by such holder relative to the aggregate principal amount of all Notes submitted for conversion on such Conversion Date. In the event of a dispute as to the number of shares of Common Stock issuable to the Holder in connection with a conversion of this Note, the Company shall issue to the Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 21.

3.3        Exchange Cap. So long as the rules of the Principal Market (or another Eligible Market, if Common Stock is re-listed, re-traded or re-quoted on another Eligible Market) so require, the sum of the number of shares of Common Stock that may be issued under this Note and all outstanding Other Notes shall be limited to the Exchange Cap, unless stockholder approval is obtained prior to the issuance to issue more than the Exchange Cap. The Exchange Cap shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction in accordancewith the rules of the Principal Market or another Eligible Market. If the Exchange Cap is reached upon conversion of this Note and all outstanding Other Notes, the Company shall use its commercially reasonable efforts to file a proxy statement with the SEC seeking stockholder approval, within seventy-five (75) calendar days after the date on which the Exchange Cap is reached, from at least a majority of the Company’s stockholders, for the Company’s issuance of all of the remaining shares of Common Stock underlying this Note and all outstanding Other Notes. Should the stockholders of the Company vote to reject such additional issuance, the Company shall not be required to seek another stockholder approval under this Section 3.3.

3.4         Net Share Settlement.

(a)          Notwithstanding Section 3.2 above, in the case of conversion of this Note on the Maturity Date, any Redemption Date or any date of any required payment upon any Event of Default, as applicable, on which the entire outstanding Principal of this Note is to be repaid, redeemed or prepaid in full, the Company shall, at the option of the Holder, satisfy its obligation to issue and deliver shares of Common Stock by paying and delivering to the Holder, a combination of cash and shares of Common Stock (the “Net Share Settlement”), as set forth in this Section 3.4.

(b)          If the Holder elects the Net Share Settlement in a Conversion Notice, the Company shall pay and deliver the Net Share Settlement Amount in accordance with Sections 1, 2 and 3, as applicable.

The “Net Share Settlement Amount” will consist of (i) cash equal to the Principal of this Note outstanding immediately prior to the Maturity Date, the applicable Redemption Date or the applicable date of any required payment upon any Event of Default, plus all accrued but unpaid Interest and, if any, Redemption Premium Amount thereon and (ii) the number of shares of Common Stock equal to the Net Share Amount.

The “Net Share Amount” means the number of shares of Common Stock calculated by the following formula:

Net Share Amount	=	P	-	P
		CP		MP
Where:

P	=	the Principal of this Note to be redeemed on the Maturity Date, the applicable Redemption Date or the applicable date of any required payment upon any Event of Default, as the case may be.

CP	=	the Conversion Price in effect as of the date of the Conversion Notice.

MP	=
the Closing Sale Price per share of the Common Stock on the date of the Conversion Notice or, if such Closing Sale Price is not yet available as of the date of the Conversion Notice, the Closing Sale Price per share of the Common Stock on the Trading Day immediately preceding the date of the Conversion Notice.

4.          Events of Default; Rights Upon an Event of Default.

4.1        Event of Default. Each of the following events shall constitute an “Event of Default” and each of the events in clauses (d) and (e) below shall constitute a “Bankruptcy Event of Default”:

(a)            the Company’s failure to cure a Conversion Failure by delivery of the required number of shares of Common Stock within ten (10) Trading Days after the applicable Conversion Date;

(b)           the Company’s or any Guarantor’s failure to pay to the Holder (i) any amount of Principal when due under this Note, or (ii) any amount of Interest or other amounts due under this Note (including, without limitation, the Company’s or any Guarantor’s failure to pay any redemption payments or amounts hereunder) or any other Transaction Document or any other agreement, document, certificate or other instrument delivered to Holder in connection with the transactions contemplated hereby and thereby, within three (3) Trading Days after such amounts were due;

(c)            (i) The occurrence of any default, event of default, or similar term under (A) the MSPLP Facility; or (B) that certain Loan and Security Agreement, dated as of April 23, 2024 (the “Madryn Bridge Loan Agreement”), by and among Venus USA, the Company, Venus Canada, Venus Israel, Madryn and Madryn Cayman, as amended, restated or otherwise modified from time to time; or (ii) non- compliance by the Company with Section 4.15 (Shareholder Approval) of that certain Exchange Agreement, dated as of September 26, 2024, by and among the Company, Venus USA, Madryn and Madryn Cayman, as amended, restated or otherwise modified from time to time; in each case after the expiration of all applicable notice, grace and cure periods;

(d)            any Obligor or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law (as defined in the Guaranty and Security Agreement), or makes an assignment for the benefit of creditors; or makes a proposal to its creditors or files notice of its intention to do so, institutes any other proceeding under applicable law seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, dissolution, winding-up, reorganization, compromise, arrangement, adjustment, protection, moratorium, relief, stay of proceedings of creditors, composition of it or its debts or any other similar relief; or applies for or consents to the appointment (including any provisional appointment) of any receiver, receiver-manager, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, administrative receiver, administrator, compulsory manager, receiver-manager, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or with regard to an Israeli Guarantor (as defined in the Securities and Exchange Agreement), the occurrence at any time with respect to it of a winding-up, bankruptcy, dissolution or administration;

(e)            the entry against the Company or any Guarantor of one or more final judgments or orders for the payment of money in an aggregate amount exceeding $500,000 (to the extent not covered by independent third-party insurance and/or third party indemnity rights as to which the applicable insurer or indemnitor does not dispute coverage in writing) and such judgment or order remains unpaid for a period of thirty (30) consecutive days;

(f)          any default by the Company in the due performance and observance of any of the covenants or agreements contained in Section 12;

(g)          any representation, warranty or other written statement of the Company set forth in any Transaction Document or any certification provided by the Company pursuant to any Transaction Document is incorrect or misleading in any material respect when given;

(h)          other than as specifically set forth in another clause of this Section 4.1, any default by any Obligor in the due performance and observance of any of the covenants or agreements of any Transaction Document, except, in the case of a breach of a covenant that is curable, only if such breach remains uncured for a period of thirty (30) days following the earlier of the date on which (i) a Responsible Officer (as defined in the Securities Exchange Agreement) of any Obligor becomes aware of such failure and (ii) notice thereof shall have been given to the Obligors by the Holder;

(i)            any material provision of any Transaction Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the Obligors party thereto in any material respect, or the validity or enforceability thereof shall be contested by any Obligor party thereto (other than with respect to indemnification or contribution provisions which may be unenforceable), or a proceeding shall be commenced by the Company or any Guarantor or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or the Company or any Guarantor shall deny in writing that it has any liability or obligation purported to be created under any Transaction Document;

(j)           shares of Common Stock shall cease to be quoted on the Principal Market for any reason and are not thereafter re-listed, re-traded or re-quoted on another Eligible Market within fifteen (15) Trading Days;

(k)            the Company shall fail to comply in any material respect with the reporting requirements of the Exchange Act (including but not limited to becoming delinquent in its filings beyond any available extension); or

(l)              any Event of Default (as defined in the Other Notes) occurs with respect to any Other Notes.

4.2        Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Holder may (a) declare the outstanding Principal of this Note, all Interest accrued and unpaid on the outstanding Principal of this Note and all other amounts owing or payable hereunder or under any other Transaction Document, to be immediately due and payable (and upon any such declaration the same shall become and shall be immediately due and payable), without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company and (b) exercise all rights and remedies available to it under the Transaction Documents. Notwithstanding anything to the contrary in this Section 4.2, but subject to Section 3.3, the Holder may, in its sole discretion, determine to accept payment on the Principal part in shares of the Common Stock, converted at the Conversion Price, and part in cash. Accrued but unpaid Interest on the Principal shall be paid to the Holder in cash. For the avoidance of doubt, it is understood and agreed that no Redemption Premium Amount shall be due or payable upon acceleration of this Note.

4.3        Mandatory Redemption upon Bankruptcy Event of Default. Notwithstanding anything to the contrary herein, and notwithstanding any conversion that is then required or in process, upon any Bankruptcy Event of Default, whether occurring prior to or following the Maturity Date, the Company shall immediately pay to the Holder an amount in cash representing all outstanding Principal, in addition to all accrued and unpaid Interest and any and all other amounts due hereunder, without the requirement for any notice or demand or other action by the Holder or any other person or entity; provided, that, the Holder may, in its sole discretion, waive such right to receive payment upon a Bankruptcy Event of Default, in whole or in part, and any such waiver shall not affect any other rights of the Holder hereunder, including any other rights in respect of such Bankruptcy Event of Default, any right to conversion, and any right to payment under Section 4.2 or of any Redemption Price, as applicable.

5.           Fundamental Transactions; Change of Control.

5.1        Fundamental Transactions.

(a)       If, at any time while this Note is outstanding, (i) the Company, directly or indirectly, in one or more related transactions, effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to any Person other than one of the Company’s subsidiaries in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares f or other securities, cash or property and has been accepted by the holders of fifty percent (50%) or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions, effects any reclassification, reorganization or recapitalization of the Common Stock (other than changes resulting from a subdivision or combination thereof) or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, (v) the Company, directly or indirectly, in one or more related transactions, consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than fifty percent (50%) of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each share of Common Stock that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 3.3 on the conversion of this Note), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Note is convertible immediately prior to such Fundamental Transaction (without regard to any limitation in Section 3.3 on the conversion of this Note). For purposes of any such conversion, the determination of the Conversion Rate shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one (1) share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Rate among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction. The Company shall cause the Successor Entity to assume in writing all of the obligations of the Company under this Note, the other Transaction Documents, and any document ancillary hereto or thereto, pursuant to written agreements in form and substance reasonably satisfactory to the Required Holders and approved by such Holders (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder of this Note, deliver to the Holder in exchange for this Note a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Note which is convertible for a corresponding number of shares of capital stock of such Successor Entity (or its Parent Entity) equivalent to the shares of Common Stock acquirable and receivable upon conversion of this Note (without regard to any limitations on the conversion of this Note) prior to such Fundamental Transaction, and with a conversion rate which applies the Conversion Rate hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such conversion rate being for the purpose of protecting the economic value of this Note immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. At and after the effective time of such Fundamental Transaction, (A) the Holder shall continue to have the right to determine the form of consideration to be paid or delivered in accordance with Section 3.4, (B)(1) any amount payable in cash upon conversion of this Note in accordance with Section 3 shall continue to be payable in cash, (2) any shares of Common Stock that the Company would have been required to deliver upon conversion of this Note in accordance with Section 3 shall instead be deliverable in the corresponding amount of Alternate Consideration that a holder of that number of shares of Common Stock would have received in such Fundamental Transaction and (3) the Closing Sale Price for the purposes Section 3.4 shall be calculated based on the value of such Alternate Consideration; provided that, if shares of capital stock of the relevant Successor Entity (or its Parent Entity) are not then traded on any securities exchange or trading market, the Closing Sale Price for the purposes Section 3.4 shall be deemed to be the greater of the per share price of the capital stock of such Successor Entity (or its Parent Entity) (I) as determined at the time of such Fundamental Transaction and (II) as determined by the latest transaction or series of related transactions pursuant to which such Successor Entity (or its Parent Entity) issues and sells shares of its capital stock (including securities convertible or exchangeable into shares of such capital stock) with the principal purpose of raising capital. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

(b)          Waiver. Notwithstanding the foregoing, the Holder may elect, at its sole option, by delivery of written notice to the Company to waive this Section 5.1 to permit the Fundamental Transaction without the assumption of this Note and the other Transaction Documents.

(c)       Applicability. The provisions of this Section 5.1 shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion of this Note.

5.2         Notice of a Change of Control; Redemption Right. Subject to prior public disclosure by the Company, not later than fifteen (15) calendar days, prior to the consummation of a Change of Control, the Company shall deliver written notice thereof via facsimile or electronic mail and overnight courier to the Holder (a “Change of Control Notice”). At any time during the period beginning after the Company’s delivery of a Change of Control Notice, or the Holder becoming aware of a Change of Control if a Change of Control Notice is not delivered to the Holder in accordancewith the immediately preceding sentence (as applicable), and ending on the later of fifteen (15) calendar days after (a) the date on which the Company delivers such Change of Control Notice or (b) only if a Change of Control Notice is not delivered to the Holder in accordance with the immediately preceding sentence, the Holder becoming aware of the consummation of such Change of Control, the Holder may require the Company to redeem all or any portion of this Note by delivering written notice thereof (“Change of Control Redemption Notice”) to the Company, which Change of Control Redemption Notice shall indicate the portion of the Principal the Holder is electing to redeem. The portion of the Principal of this Note subject to redemption pursuant to this Section 5.2 shall be redeemed by the Company at par (the “Change of Control Redemption Price”), plus all accrued but unpaid Interest on such portion of the Principal being redeemed. Redemptions required by this Section 5.2 shall be made in accordance with the provisions of Section 10 and shall have priority to payments to stockholders in connection with such Change of Control. To the extent redemptions required by this Section 5.2 are deemed or determined by a court of competent jurisdiction to be prepayments of this Note by the Company, such redemptions shall be deemed to be voluntary prepayments, but will not, in any event, be subject to the payment of any Redemption Premium Amount. Notwithstanding anything to the contrary in this Section 5.2, but subject to Section 3.3, until the Change of Control Redemption Price (together with all accrued but unpaid Interest on the Principal to be redeemed) is repaid in full, the portion of the Principal submitted for redemption under this Section 5.2 may be converted, in whole or in part, by the Holder into Common Stock pursuant to Section 3 (in which case such accrued but unpaid Interest on such Principal shall be paid to the Holder in cash). In no event will any Redemption Premium Amount be required to be paid in connection with payment of the Change of Control Redemption Price or any accrued Interest therewith.

6.            Adjustments to the Conversion Rate.

6.1         Adjustment of Conversion Rate upon Subdivision or Combination of Common Stock or Stock Dividend. If the Company issues solely shares of Common Stock as a dividend or distribution on all or substantially all shares of the Common Stock, or if the Company effects a stock split or a stock combination of the Common Stock (in each case excluding an issuance solely pursuant to a Fundamental Transaction, as to which the provisions set forth in Section 5.1 will apply), then the Conversion Rate will be adjusted based on the following formula:

CR1	=	CR0	x	OS1
OS0
Where:

CR0	=
the Conversion Rate in effect immediately before the open of business on the ex-dividend date for such dividend or distribution, or immediately before the open of business on the effective date of such stock split or stock combination, as applicable.

CR1	=	the Conversion Rate in effect immediately after the open of business on such ex-dividend date or the open of business on such effective date, as applicable.

OS0		the number of shares of Common Stock outstanding immediately before the open of business on such ex-dividend date or effective date, as applicable.

OS1	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, stock split or stock combination.

For the avoidance of doubt, pursuant to the definition of CR1 above in this Section 6.1, any adjustment to the Conversion Rate made pursuant to this Section 6.1 will become effective immediately after the open of business on such ex-dividend date or the open of business on such effective date, as applicable. If any dividend, distribution, stock split or stock combination of the type described in this Section 6.1 is declared or announced, but not so paid or made, then the Conversion Rate, if previously adjusted, will be readjusted, effective as of the date the Board of Directors of the Company determines not to pay such dividend or distribution or to effect such stock split or stock combination, to the Conversion Rate that would then be in effect had such dividend, distribution, stock split or stock combination not been declared or announced.

6.2         Rights, Options and Warrants. If the Company distributes, to all or substantially all holders of Common Stock, rights, options or warrants entitling such holders, for a period of not more than sixty (60) calendar days after the record date of such distribution, to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Closing Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is publicly announced, then the Conversion Rate will be decreased based on the following formula:

CR1	=	CR0	x	OS + X
OS + Y

CR0	=	the Conversion Rate in effect immediately before the open of business on the ex-dividend date for such distribution.

CR1	=	the Conversion Rate in effect immediately after the open of business on such ex-dividend date.

OS		the number of shares of Common Stock outstanding immediately before the open of business on such ex-dividend date.

X		the total number of shares of Common Stock issuable pursuant to such rights, options or warrants.

Y	=
a number of shares of Common Stock obtained by dividing (i) the aggregate price amount to exercise all such rights, options or warrants distributed by the Company by (ii) the average of the Closing Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced.

For the avoidance of doubt, any adjustment to the Conversion Rate made pursuant to this Section 6.2 will be made successively whenever any such rights, options or warrants are issued and, pursuant to the definition of CR1 above in this Section 6.2, will become effective immediately after the open of business on the ex-dividend date for the applicable distribution. To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants (including as a result of such rights, options or warrants not being exercised), the Conversion Rate, if previously adjusted, will be readjusted effective as of such expiration date to the Conversion Rate that would then be in effect had the decrease to the Conversion Rate for such distribution been made on the basis of delivery of only the number of shares of Common Stock actually delivered upon exercise of such rights, option or warrants. To the extent such rights, options or warrants are not so distributed, the Conversion Rate will be readjusted effective as of the date the Board of Directors of the Company determines not to distribute such rights, options or warrants, to the Conversion Rate that would then be in effect had the ex-dividend date for the distribution of such rights, options or warrants not occurred. For purposes of this Section 6.2, in determining whether any rights, options or warrants entitle holders of Common Stock to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Closing Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date of the distribution of such rights, options or warrants is announced, and in determining the aggregate price payable to exercise such rights, options or warrants, there will be taken into account any consideration the Company receives for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if not cash, to be determined by the Board of Directors of the Company.

6.3         Other In-Kind Distributions. If the Company distributes sharesof its capital stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its capital stock or other securities, to all or substantially all holders of the Common Stock, excluding:

(a)           dividends, distributions or issuances as to which an adjustment was effected pursuant to Section 6.1 or Section 6.2;

(b)           rights issued under a stockholder rights plan (except as set forth in this Section 6.3);

(c)           dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 6.4;

(d)           any dividends and distributions in connection with a Fundamental Transaction described in Section 5.1; and

(e)           Spin-Offs as to which the provisions set forth in this Section 6.3 shall apply, (any of such shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants to acquire capital stock or other securities of the Company, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

CR1	=	CR0	x	SP0
(SP0 – FMV)

CR0	=	the Conversion Rate in effect immediately before the open of business on the ex-dividend date for such distribution.

CR1	=	the Conversion Rate in effect immediately after the open of business on such ex-dividend date.

SP0	=
the average of the Closing Sale Prices per share of the Common Stock over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the ex-dividend date for such distribution.

FMV	=
the fair market value (as determined by the Board of Directors of the Company) of the Distributed Property so distributed with respect to each outstanding share of the Common Stock on the ex-dividend date for such distribution.

Any increase made under the portion of this Section 6.3 above shall become effective immediately after the open of business on the ex-dividend date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased, effective as of the date the Company’s Board of Directors determines not to pay or make such distribution, to be the Conversion Rate that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, the Holder shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock receive the Distributed Property, the amount and kind of Distributed Property that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the ex-dividend date for the distribution.

With respect to an adjustment pursuant to this Section 6.3 where there has been a payment of a dividend or other distribution on the Common Stock of shares of capital stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

CR1	=	CR0	x	(FMV0+MP0)
MP0

CR0	=	the Conversion Rate in effect immediately before the open of business on the ex-dividend date for such dividend or distribution.

CR1	=	the Conversion Rate in effect immediately after the open of business on such ex-dividend date.

FMV0	=
the average of the Closing Sale Prices per share of the capital stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock over the first ten (10) consecutive Trading Day period after, and including, the ex-dividend date of the Spin-Off (the “Valuation Period”).

MP0	=	the average of the Closing Sale Prices per share of the Common Stock over the Valuation Period.

The increase to the Conversion Rate under the preceding paragraph shall occur at the close of business on the last Trading Day of the Valuation Period; provided, that, if the relevant Conversion Date occurs during the Valuation Period, the references to “10” in the preceding paragraph shall be deemed to be replaced with such lesser number of Trading Days as have elapsed between the ex-dividend date of such Spin-Off and the Conversion Date in determining the Conversion Rate. If such Spin-Off does not occur, the Conversion Rate shall be decreased, effective as of the date the Company’s Board of Directors determines not to consummate such Spin-Off, to be the Conversion Rate that would then be in effect if such distribution had not been declared, effective as of the date on which the Company’s Board of Directors (or its designee) determines not to consummate such Spin- Off.

For purposes of this Section 6.3, rights, options or warrants distributed by the Company to all holders of the Common Stock entitling them to subscribe for or purchase shares of the Company’s capital stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrenceof a specified event or events (“Trigger Event”):

(i)            are deemed to be transferred with such shares of the Common Stock;

(ii)           are not exercisable; and

(iii)         are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 6.3 (and no adjustment to the Conversion Rate under this Section 6.3 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 6.3. If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Note, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and ex-dividend date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof).

In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 6.3 was made:

(A)       in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase, (1) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (2) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and

(B)       in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 6.1, Section 6.2 and this Section 6.3, any dividend or distribution to which this Section 6.3 is applicable that also includes one or both of:

(I)          a dividend or distribution of shares of Common Stock to which Section 6.1 is applicable (the “Section 6.1 Distribution”); or

(II)        a dividend or distribution of rights, options or warrants to which Section 6.2 is applicable (the “Section 6.2 Distribution”),

then:

(x)        such dividend or distribution, other than the Section 6.1 Distribution and the Section 6.2 Distribution, shall be deemed to be a dividend or distribution to which this Section 6.3 is applicable (the “Section 6.3 Distribution”) and any Conversion Rate adjustment required by this Section 6.3 with respect to such Section 6.3 Distribution shall then be made; and

(y)          the Section 6.1 Distribution and Section 6.2 Distribution shall be deemed to immediately follow the Section 6.3 Distribution and any Conversion Rate adjustment required by Section 6.1 and Section 6.2 with respect thereto shall then be made, except that, if determined by the Company (a) the “ex-dividend date” of the Section 6.1 Distribution and the Section 6.2 Distribution shall be deemed to be the ex-dividend date of the Section 6.3 Distribution and (b) any shares of Common Stock included in the Section 6.1 Distribution or Section 6.2 Distribution shall be deemed not to be “outstanding immediately before the open of business on such ex- dividend date or effective date” within the meaning of Section 6.1 or “outstanding immediately before the open of business on such ex-dividend date” within the meaning of Section 6.2.

6.4        Cash Dividends and Distributions. If any cash dividend or distribution is made to all or substantially all holders of the Common Stock, the Conversion Rate shall be adjusted based on the following formula:

CR1	=	CR0	x	SP0
SP0 – C

CR0	=	the Conversion Rate in effect immediately before the open of business on the ex-dividend date for such dividend or distribution.

CR1	=	the Conversion Rate in effect immediately after the open of business on such ex-dividend date.

SP0	=	the Closing Sale Price per share of the Common Stock on the Trading Day immediately preceding the ex-dividend date for such dividend or distribution.

C	=	the amount in cash per share the Company distributes to all or substantially all holders of the Common Stock.

Any increase made pursuant to this Section 6.4 shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors of the Company determines not to make or pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, the Holder shall receive, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that the Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect immediately prior to the open of business on the ex-dividend date for such cash dividend or distribution.

6.5        Tender or Exchange Offers. If the Company or any of its Subsidiaries makes a payment in respect of a tender or exchange offer for the Common Stock (in each case excluding a tender or exchange offer that constitutes a Fundamental Transaction, as to which the provisions set forth in Section 5.1 will apply), to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Closing Sale Prices per share of the Common Stock over the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (such date, the “Expiration Date”), the Conversion Rate shall be increased based on the following formula:

CR1	=	CR0	x	(AC + (SP1 x OS1))
(OS0 x SP1)

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the tenth (10th) Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date.

CR1	=	the Conversion Rate in effect immediately after the close of business on the tenth (10th) Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date.

AC	=
the aggregate value of all cash and any other consideration (as determined by the Board of Directors of the Company) paid or payable for shares of Common Stock purchased in such tender or exchange offer.

OS0	=
the number of shares of Common Stock outstanding immediately prior to the time (the “Expiration Time”) such tender or exchange offer expires (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer).

OS1	=
the number of shares of Common Stock outstanding immediately after the Expiration Time (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer).

SP1	=	the average of the Closing Sale Prices per share of the Common Stock over the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.

The increase to the Conversion Rate under this Section 6.5 shall occur at the close of business on the tenth (10th) Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided, that, if the relevant Conversion Date occurs during the ten (10) Trading Days immediately following, and including, the Trading Day next succeeding the Expiration Date of any tender or exchange offer, references to “10” or “10th” in the preceding paragraph shall be deemed to be replaced with such lesser number of Trading Days as have elapsed between such Expiration Date of such tender or exchange offer and the Conversion Date in determining the Conversion Rate.

In the event that the Company or one of its Subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company or such Subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made or had been made only in respect of the purchases that have been effected.

6.6        Voluntary Adjustment by Company. Subject to the Rules of the Principal Market or another Eligible Market, the Company may at any time during the term of this Note, with the prior written consent of the Required Holders, increase the then current Conversion Rate to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

6.7         No Adjustments. Notwithstanding anything to the contrary in this Section 6, the Conversion Rate shall not be adjusted:

(a)        upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(b)         upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries;

(c)       upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in Section 6.7(b) and outstanding as of the date the Notes were first issued;

(d)        for ordinary course of business stock repurchases that are not tender offers referred to in Section 6.5, including structured or derivative transactions or pursuant to a stock repurchase program approved by the Board of Directors of the Company;

(e)           solely for a change in the par value of the Common Stock; or

(f)           for accrued and unpaid interest, if any.

6.8          Calculations. All calculations and other determinations under this Section 6 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000th) of a share. If an adjustment to the Conversion Rate otherwise required pursuant to Sections 6.1 through 6.5 would result in a change of less than 1.0% to the Conversion Rate, then, notwithstanding the foregoing, the Company may, at its election, defer and carry forward such adjustment, except that all such deferred adjustments must be given effect immediately upon the earliest to occur of the following: (i) when all such deferred adjustments would result in an aggregate change of at least 1.0% to the Conversion Rate; (ii) on the Conversion Date for this Note, and (iii) on the effective date of any Fundamental Transaction, in each case, unless the adjustment has already been made.

7.         Redemptions at the Company’s Option.

7.1       Company Optional Redemption.

(a)          The Company shall have the right at any time to redeem all, but not less than all, of the Principal then outstanding under this Note (the “ Company Optional Redemption Amount”) on the Company Optional Redemption Date (a “Company Optional Redemption”). The portion of this Note subject to redemption pursuant to this Section 7.1 shall be redeemed by the Company in cash at (i) a price equal to the sum of the Redemption Premium Amount as of the Company Optional Redemption Date and the outstanding Principal being redeemed as of the Company Optional Redemption Date (the “Company Optional Redemption Price”), plus (ii) all accrued but unpaid Interest on such Principal to be redeemed.

(b)          The Company may exercise its right to require redemption under this Section 7.1 by delivering a written notice thereof by facsimile or electronic mail and overnight courier to all, but not less than all, of the holders of Notes (the “Company Optional Redemption Notice” and the date all of the holders of Notes received such notice is referred to as the “Company Optional Redemption Notice Date”). The Company may deliver only one Company Optional Redemption Notice hereunder and such Company Optional Redemption Notice shall be irrevocable; provided, that the Company Optional Redemption Notice may be conditioned upon the effectiveness of any credit facility or capital raising, the consummation of a particular disposition or the occurrence of a change of control, as specified in the Company Optional Redemption Notice, in which case such Company Optional Redemption Notice may be revoked by the Company (by notice to all the holders of Notes on or prior to the Company Optional Redemption Date) if such condition is not satisfied. The Company Optional Redemption Notice shall (i) state the date on which the Company Optional Redemption shall occur (the “Company Optional Redemption Date”) which date shall (A) not be less than fifteen (15) calendar days nor more than twenty-five (25) calendar days following the Company Optional Redemption Notice Date, or (B) if such Company Optional Redemption is conditioned upon the effectiveness of any credit facility or capital raising, the consummation of a particular disposition or the occurrence of a change of control, as specified in the Company Optional Redemption Notice, not be less than fifteen (15) calendar days following the Company Optional Redemption Notice Date nor be a date that is later than the applicable closing date of the relevant transaction specified in the Company Optional Redemption Notice and (ii) certify that there has been no Equity Conditions Failure.

(c)            Notwithstanding anything herein to the contrary, (i) if no Equity Conditions Failure has occurred as of the Company Optional Redemption Notice Date but an Equity Conditions Failure occurs at any time prior to the Company Optional Redemption Date, (A) the Company shall provide the Holder a subsequent notice to that effect, and (B) unless the Holder waives the Equity Conditions Failure, the Company Optional Redemption shall be cancelled and the applicable Company Optional Redemption Notice shall be null and void, and (ii) at any time prior to the date that is fifteen (15) calendar days following the Company Optional Redemption Notice Date, the Company Optional Redemption Amount may be converted, in whole or in part, by the Holder into shares of Common Stock pursuant to Section 3 (in which case all accrued but unpaid Interest and any Redemption Premium Amount payable on such Principal shall be paid to the Holder in cash).

(d)            Any portion of the Principal of the Note converted by the Holder after the Company Optional Redemption Notice Date shall reduce the Company Optional Redemption Amount of this Note required to be redeemed on the Company Optional Redemption Date. Redemptions made pursuant to this Section 7.1 shall be made in accordance with Section 10. For the avoidance of doubt, the Redemption Premium shall be disregarded for purposes of calculation of the number of shares of Common Stock issuable upon conversion of this Note.

(e)            In the event of the Company’s redemption of this Note under this Section 7.1, the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium amount due under this Section 7.1 is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty. For the avoidance of doubt, the Company shall have the right to effect a Company Optional Redemption if any Event of Default has occurred and continuing.

7.2        Pro Rata Redemption Requirement. If the Company elects to cause a Company Optional Redemption of this Note pursuant to Section 7.1, then it must simultaneously take the same action with respect to all of the Other Notes.

8.           Noncircumvention. The Company hereby covenants and agrees that the Company will not, by amendment of its certificate or articles of incorporation, bylaws or other governing document or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note. Without limiting the generality of the foregoing or any other provision of this Note or the other Transaction Documents, the Company (a) shall not increase the par value of any shares of Common Stock receivable upon conversion of this Note above the Conversion Price then in effect, (b) shall not modify the voting rights attached to Common Stock and (c) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the conversion of this Note.

9.          Reservation of Authorized Shares.

9.1          Reservation. The Company shall initially reserve out of its authorized and unissued shares of Common Stock a number of shares of Common Stock for each of this Note and the Other Notes equal to 100% of the Conversion Rate with respect to the principal amount of each such Note as of the Issuance Date. So long as any of this Note and the Other Notes are outstanding, the Company shall take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of this Note and the Other Notes, the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Notes then outstanding; provided, that, at no time shall the number of shares of Common Stock so reserved be less than the number of shares required to be reserved pursuant hereto (in each case, without regard to any limitations on conversions) (the “Required Reserve Amount”). The initial number of shares of Common Stock reserved for conversions of this Note and the Other Notes and each increase in the number of shares so reserved shall be allocated pro rata among the Holder and the holders of the Other Notes based on the Principal amount of this Note and the Other Notes held by each holder at the Closing (as defined in the Securities Exchange Agreement) or at the time of the increase in the number of reserved shares, as the case may be (the “Authorized Share Allocation”). In the event that a holder shall sell or otherwise transfer this Note, or a portion thereof, or any of such holder’s Other Notes, each transferee shall be allocated a pro rata portion of such holder’s Authorized Share Allocation.

9.2          Insufficient Authorized Shares. If at any time while any of the Notes remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to have reserved for issuance upon conversion of the outstanding Notes at least a number of shares of Common Stock equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall promptly take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Notes then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall either (i) obtain the written consent of its stockholders for the approval of an increasein the number of authorized shares of Common Stock or (ii) file with the SEC a proxy statement for a meeting of its stockholders at which meeting the Company will seek the approval of its stockholders for an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use commercially reasonable efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its Board of Directors to recommend to the stockholders that they approvesuch proposal. Notwithstanding the foregoing, if during any such time of an Authorized Share Failure, the Company is able to obtain the written consent of a majority of the shares of its issued and outstanding Common Stock to approve the increase in the number of authorized shares of Common Stock, the Company may satisfy this obligation by obtaining such consent and submitting for filing with the SEC an Information Statement on Schedule 14C.

10.       Redemptions.

10.1       Mechanics.

(a)         If the Holder has submitted a Change of Control Redemption Notice in accordance with Section 5.2, the Company shall deliver the applicable Change of Control Redemption Price (together with all accrued but unpaid Interest on the Principal to be redeemed) to the Holder in cash concurrently with the consummation of such Change of Control if such notice is received prior to the consummation of such Change of Control and within five (5) Business Days after the Company’s receipt of such notice otherwise (each, a “Change of Control Redemption Date”).

(b)        In the event of a Company Optional Redemption, the Company shall deliver the applicable Company Optional Redemption Price (together with all accrued but unpaid Interest) to the Holder in cash or shares of Common Stock as determined in Section 3.4 hereof on the applicable Company Optional Redemption Date.

(c)          Notwithstanding anything herein to the contrary, in connection with any redemption under this Section 10 at a time the Holder is entitled to receive a cash payment under any of the other Transaction Documents, at the option of the Holder delivered in writing to the Company, the applicable Redemption Price hereunder shall be increased by the amount of such cash payment owed to the Holder under such other Transaction Document and, upon payment in full in accordance herewith, shall satisfy the Company’s payment obligation under such other Transaction Document.

(d)         In the event of a redemption of less than all of the Principal of this Note, the Company shall promptly cause to be issued and delivered to the Holder a new Note (in accordance with Section 16.4) representing the outstanding Principal which has not been redeemed.

(e)         In the event that the Company does not pay the applicable Redemption Price to the Holder within the time period required, at any time thereafter and until the Company pays such unpaid Redemption Price in full, the Holder shall have the option, in lieu of redemption, to require the Company to promptly return to the Holder all or any portion of this Note representing the Principal that was submitted for redemption and for which the applicable Redemption Price (together with any Interest thereon) has not been paid. Upon the Company’s receipt of such notice, (i) the applicable Redemption Notice shall be null and void with respect to such Principal, and (ii) the Company shall immediately return this Note, or issue a new Note (in accordance with Section 16.4), to the Holder; provided, that, notwithstanding the applicable Redemption Notice being deemed null and void and such return or issuance of this Note or a new Note in accordance with the foregoing, a continual Event of Default shall thereafter be deemed to have occurred and be continuing until the subsequent repayment or conversion of this Note in full.

10.2       Redemption by Other Holders. Upon the Company’s receipt of notice from any of the holders of the Other Notes (other than any such holder which is an Affiliate of the Holder) for redemption or repayment as a result of an event or occurrence substantially similar to the events or occurrences described Section 5.2 (each, an “Other Redemption Notice”), the Company shall immediately, but no later than two (2) Business Days after its receipt thereof, forward to the Holder by facsimile or electronic mail a copy of such notice. If the Company receives a Change of Control Redemption Notice and one or more Other Redemption Notices, during the seven (7) Business Day period beginning on and including the date which is two (2) Business Days prior to the Company’s receipt of the Holder’s Change of Control Redemption Notice and ending on and including the date which is five (5) Business Days after the Company’s receipt of the Holder’s Change of Control Redemption Notice and the Company is unable to redeem all principal, interest and any other amount designated in such Change of Control Redemption Notice and such Other Redemption Notices received during such seven (7) Business Day period, then the Company shall redeem a pro rata amount from each holder of the Notes (including the Holder) based on the principal amount of the Notes submitted for redemption pursuant to such Change of Control Redemption Notice and such Other Redemption Notices received by the Company during such seven (7) Business Day period.

11.         Voting Rights. The Holder shall have no voting rights with respect to the shares of the capital stock of the Company in its capacity as the holder of this Note, except as required by law and as expressly provided in this Note.

12.        Covenants. Until all of the Notes have been converted, redeemed or otherwise satisfied, in full, in accordance with their terms (excluding contingent and indemnification or contribution obligations), the Company hereby covenants and agrees that:

12.1        Rank. All payments due under this Note shall rank pari passu with all Other Notes.

12.2        Maintenance of Existence. The Company shall preserve and maintain its legal existence.

12.3       Maintenance of Listing. The Company shall maintain its Common Stock listing on the Principal Market or another Eligible Market (subject to all cure periods permitted by the Principal Market or such other Eligible Market). The Company shall list any Common Stock issuable upon conversion of this Note on the Principal Market or any other Eligible Market on which the Common Stock is then listed prior to issuance of such Common Stock.

12.4      Change of Control. The Company shall not, nor shall it permit any subsidiary to, directly or indirectly, have a Change of Control without the prior written approval of the Holder, which approval shall not be unreasonably withheld, conditioned or delayed. The Company shall at all times comply with the Holder’s standard and customary “know your customer” reviews and clearance in connection with any approved Change of Control.

12.5          No Sale of Assets. The Company shall not, nor shall it permit any subsidiary to, during the term of the Note, transfer any material portion of its respective assets unless such transfer is in the ordinary course of the Company’s business, for fair market value and such fair market value is given to the Company, in its sole name, and such transfer will not have a material adverse effect on the financial condition of the Company and/or its ability to perform the obligations hereunder, as determined by the Holder in their sole and absolute discretion.

12.6          Further Assurances and Preservation of Security. The Company shall, and shall cause its subsidiaries to, do all acts and execute all documents for the better and more effective carrying out of the intent and purposes of this Note, as the Holder shall reasonably require from time to time, and will do such other acts necessary or desirable to preserve and protect the Collateral at any time securing or intending to secure the Note, as the Holder may require.

12.7          Subordination of Debt. The Company shall, and shall cause its subsidiaries to, fully subordinate all of the Company’s debts owed to third parties, including, without limitation, officers, employees, stockholders, and affiliates, upon terms and conditions acceptable to the Holder, other than the MSPLP Facility and Permitted Debt (as defined in the MSPLP Facility as in effect on the Issuance Date) which is not expressly required to be subordinated.

12.8          Indebtedness. During the term of the Note, the Company shall not, nor shall it permit any subsidiary to, incur, create, assume or permit to exist any indebtedness or liability on account of advances or deposits, any indebtedness or liability for borrowed money, any indebtedness constituting the deferred purchase price of any property or assets, any indebtedness owed under any conditional sale or title retention agreement, contingent obligations pursuant to guaranties, endorsements, letters of credit and other secondary liabilities, or any other indebtedness or liability evidenced by notes, bonds, debentures or similar obligations without the prior written approval of the Holder, except for Permitted Debt (as defined in the MSPLP Facility as in effect on the Issuance Date) and the Madryn Bridge Loan Agreement.

12.9          Liens. The Company shall not, nor shall it permit any subsidiary to, create, incur, assume or suffer to exist any lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, securing any debt for borrowed money or any obligations evidenced by a bond, debenture, note, loan agreement or other similar instrument, or any guarantee of the foregoing, other than Permitted Liens (as defined in the MSPLP Facility as in effect on the Issuance Date).

12.10          Restricted Payments. The Company shall not, nor shall it permit any subsidiary to, make any Restricted Payment.

For the purposes of this Section 12.10, “Restricted Payment” means (a) any dividend or other distribution (whether in cash, securities or other property) with respect to any equity securities of  the Company or its  subsidiaries, but excluding any intercompany dividends or distributions made to the Company from one or more of its subsidiaries; (b) any purchase, redemption, retirement or acquisition by the Company or its subsidiaries for value of any equity securities or any distribution of any kind in cash or other property or assets in respect thereof; (c) any payment (whether in cash, securities or other property or assets), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such equity securities or on account of any return of capital to the equityholders, partners or members (or the equivalent person thereof) of the Company or its subsidiaries, and (d) any management fees, board fees, director or manager fees or similar fees, but, for the avoidance of doubt, excluding fees paid to officers, directors and employees of the Company and its subsidiaries. For the further avoidance of doubt, the transactions contemplated by that certain Exchange Agreement dated as of March 31, 2025, made among the parties hereto, do not constitute a Restricted Payment.

12.11          Repayment of Other Indebtedness. The Company shall not, nor shall it permit any subsidiary to, repay the principal balance of, or pay any interest on, any debt (other than the MSPLP Facility) unless the principal or interest payment is mandatory and due, until the Note is repaid in full.

With respect to debt that predates the Note, principal and interest payments are “mandatory and due”: (i) on the future date upon which they were scheduled to be paid as of the date of origination of the Note, or (ii) upon the occurrence of an event that automatically triggers mandatory prepayments under a contract for indebtedness that the Company executed prior to the date of origination of the Note, except that any such prepayments triggered by the incurrence of new debt can only be paid (i) if such prepayments are de minimis, or (ii) under the Note at the time of origination of the Note.

For the avoidance of doubt, the Company and its subsidiaries may continue to pay, and the Holder may request that the Company and its subsidiaries pay, interest or principal payments on outstanding debt on (or after) the payment due date, provided that the payment due date was scheduled prior to the date of origination of the Note. The Company and its subsidiaries may not pay, and the Holder may not request that the Company or its subsidiaries pay, interest or principal payments on such debt ahead of schedule during the life of the Note, unless required by a mandatory prepayment clause as specifically permitted above.

For future debt incurred by the Company or its subsidiaries in compliance with the terms and conditions of the Note, principal and interest payments are “mandatory and due” on their scheduled dates or upon the occurrence of an event that automatically triggers mandatory prepayments.

As to repayment of a loan owed to an owner or to an affiliate of the Company or its subsidiaries, such repayment shall be allowed provided that the loan is a bona fide loan and repayment is made when mandatory and due. A loan owed to an owner or to an affiliate of a Company shall be considered “bona fide” if (i) it is a written instrument with a stated interest rate, a stated maturity date, and terms that are at least as favorable to the Company as market terms for similar loans at the time of origination; (ii) such owner or affiliate of the Company has a reasonable expectation of repayment, including that payments on the loan are not deferred; (iii) the debt is enforceable under state law; and (iv) such owner or affiliate of the Company has remedies upon default (e.g., a security interest or position with respect to other creditors).

The Company and its subsidiaries hereby acknowledges and agrees that the Holder may require, in their sole and absolute discretion, additional documentation from the Company relating to any loan owed to an owner or to an affiliate of the Company, including, without limitation, promissory notes or other evidence of such debt, as well as affidavits or certifications from the Company, in order to confirm that such loan is bona fide.

12.12     Fees and Expenses. The Company agrees to pay all other fees and expenses incurred by the Holder in connection with the Note, which shall include, but not be limited to, the legal fees and costs of the Holder’s counsel.

12.13     Key Person Event. The Company shall ensure that Rajiv De Silva (Chief Executive Officer) maintains his current position as Chief Executive Officer of the Company; provided that no default or Event of Default shall occur if Rajiv De Silva voluntarily terminates employment if, (i) the Company provides to the Holder written notice thereof no later than the earlier of (A) the effective date of such voluntary termination and (B) twenty-four (24) hours prior to the date in which the Company is required to provide notice of such voluntary termination to its shareholders and (ii) within ninety (90) days following such voluntary termination, such Person is replaced with another individual acceptable to the Holder (evidenced by Holder providing written notice of such acceptance to the Company).

12.14     Fundamental Changes. The Company shall not, nor shall it permit any subsidiary to, dissolve, liquidate, amalgamate or consolidate with or into another person, or dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any person (including, in each case, pursuant to a Delaware LLC Division)

12.15     Investments. The Company shall not, nor shall it permit any subsidiary to, make any Investment (as defined in the MSPLP Facility as in effect on the Issuance Date).

12.16     Liquidity. At all times until the Note is repaid in full, the Borrower shall maintain a minimum average daily deposit ledger balance in all Related Accounts (as defined below) in an amount equal to or greater than $3,000,000 as of the end of each month (the “Minimum Liquidity Requirement”), to be tested on a monthly basis. The Minimum Liquidity Requirement may be satisfied by reference to the aggregate funds on deposit at any given time in all accounts of the Borrower and the Guarantors maintained with any bank or financial institution that are subject to a deposit account control agreement (or similar agreement) in favor of the Holders (collectively, the “Related Accounts”).

13.          Amendments and Waivers. No amendment or waiver of any provision of this Note or any other Transaction Document, and no consent to any departure by the Company therefrom, shall be effective unless in writing signed by the Required Holders and the Company. Each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given. Notwithstanding the foregoing, any such amendment, waiver, consent or other departure that complies with the foregoing but that disproportionately, materially and adversely affects the rights and obligations of any holder of this Note or any Other Note relative to the comparable rights and obligations of the other holders of this Note or any Other Note shall require the prior written consent of such adversely affected Person(s). Any change, amendment, waiver, consent or departure by the Company and the Holder required by this Section 13 shall be binding on the Company, the Holder of this Note and all holders of the Other Notes.

14.          Collateral. Solely in the event that this Note is held by Madryn Health Partners, LP or Madryn Health Partners (Cayman Master), LP or any of its Affiliates, this Note and the Other Notes are secured to the extent and in the manner set forth in the Transaction Documents (including, without limitation, the Guaranty and Security Agreement).

15.       Transfer. Unless the Assignment Conditions and the other terms of Section 9.8 of the Securities Exchange Agreement have been satisfied, this Note may not be offered, sold, assigned or transferred by the Holder other than to an Affiliate of the Holder upon notice to the Company, subject only to the provisions of Section 4.1 of the Securities Exchange Agreement. Any shares of Common Stock issued upon conversion of this Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company, subject only to the provisions of Section 4.1 of the Securities Exchange Agreement.

16.         Reissuances; New Notes.

16.1        Transfer. If this Note is to be transferred in accordance with the terms of this Note, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 16.4 and subject to Section 3.2(c)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less than the entire outstanding Principal is being transferred, a new Note (in accordance with Section 16.4) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 3.2(c) following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

16.2        Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 16.4) representing the outstanding Principal.

16.3       Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 16.4) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

16.4       Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (a) shall be of like tenor with this Note, (b) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 16.1 or Section 16.3, the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does no t exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (c) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, and (d) shall have the same rights and conditions as this Note.

17.         Remedies, other Obligations, Breaches and Injunctive Relief . The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity, and nothing herein shall limit the Holder’s right to pursue actual damages for any failure by the Company to comply with the terms of this Note. No failure on the part of the Holder to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Holder of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. In addition, the exercise of any right or remedy of the Holder at law or equity or under this Note or any of the documents shall not be deemed to be an election of Holder’s rights or remedies under such documents or at law or equity. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. Notwithstanding anything to the contrary set forth herein or any other Transaction Document, to the fullest extent permitted by applicable law, neither the Company nor the Holder shall assert, and each of the Company and the Holder waives, and acknowledges that no Person shall have, any claims on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Note or any other Transaction Document or any transaction contemplated thereby.

18.          Payment of Collection, Enforcement and Other Costs. If (a) an Event of Default has occurred and this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the reasonable and documented out-of-pocket costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees and disbursements.

19.       Construction; Headings. This Note shall be deemed to be jointly drafted by the Company and the initial Holder and shall not be construed against any such Person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof’ and words of like import refer to this entire Note instead of just the provision in which they are found. Unless expressly indicated otherwise, all section references are to sections of this Note. Terms used in this Note and not otherwise defined herein, but defined in the other Transaction Documents, shall have the meanings ascribed to such terms on the Issuance Date in such other Transaction Documents unless otherwise consented to in writing by the Holder.

20.        Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

21.         Dispute Resolution.

21.1       Submission to Dispute Resolution.

(a)         In the case of a dispute relating to a Closing Sale Price, a Conversion Rate, a fair market value or a Redemption Premium Amount or the arithmetic calculation of a Conversion Price or the applicable Redemption Price (as the case may be) (including, without limitation, a dispute relating to the determination of any of the foregoing), the Company or the Holder (as the case may be) shall submit the dispute to the other party via facsimile or electronic mail (i) if by the Company, within five (5) Business Days after the occurrence of the circumstances giving rise to such dispute or (ii) if by the Holder, within five (5) Business Days after the Holder learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to promptly resolve such dispute relating to such Closing Sale Price, such Conversion Rate, such fair market value or such Redemption Premium Amount, or the arithmetic calculation of such Conversion Price or such applicable Redemption Price (as the case may be), at any time after the second (2nd) Business Day following such initial notice by the Company or the Holder (as the case may be) of such dispute to the Company or the Holder (as the case may be), then the Holder may, with the consent of the Company (such consent not to be unreasonably or untimely withheld), select an independent, reputable, nationally known investment bank to resolve such dispute.

(b)          The Holder and the Company shall each deliver to such investment bank (i) a copy of the initial dispute submission so delivered in accordance with the first sentence of this Section 21 and (ii) written documentation supporting its position with respect to such dispute, in each case, no later than 5:00 p.m. (New York time) by the tenth (10th) Business Day immediately following the date on which the Holder selected such investment bank (the “ Dispute Submission Deadline”) (the documents referred to in the immediately preceding clauses (i) and (ii) are collectively referred to herein as the “Required Dispute Documentation”) (it being understood and agreed that if either the Holder or the Company fails to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then the party who fails to so submit all of the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline). Unless otherwise agreed to in writing by both the Company and the Holder or otherwise requested by such investment bank, neither the Company nor the Holder shall be entitled to deliver or submit any written documentation or other support to such investment bank in connection with such dispute (other than the Required Dispute Documentation).

(c)          The Company and the Holder shall cause such investment bank to determine the resolution of such dispute and notify the Company and the Holder of such resolution no later than ten (10) Business Days immediately following the Dispute Submission Deadline. The reasonable fees and reasonable expenses of such investment bank shall be borne solely by the Company, and such investment bank’s resolution of such dispute shall be final and binding upon all parties absent manifest error.

21.2       Miscellaneous. The Company expressly acknowledges and agrees that (a) this Section 21 constitutes an agreement to arbitrate between the Company and the Holder (and constitutes an arbitration agreement) under § 7501, et seq. of the New York Civil Practice Law and Rules (“CPLR”) and that the Holder is authorized to apply for an order to compel arbitration pursuant to CPLR § 7503(a) in order to compel compliance with this Section 21, (b) a dispute relating to a Conversion Rate or a Conversion Price includes, without limitation, disputes as to whether an agreement, instrument, security or the like constitutes a right, warrant, grant or option to subscribe for or purchase shares of Common Stock, (c) the terms of this Note and each other applicable Transaction Document shall serve as the basis for the selected investment bank’s resolution of the applicable dispute, such investment bank shall be entitled (and is hereby expressly authorized) to make all findings, determinations and the like that such investment bank determines are required to be made by such investment bank in connection with its resolution of such dispute and in resolving such dispute such investment bank shall apply such findings, determinations and the like to the terms of this Note and any other applicable Transaction Documents, (d) the Holder (and only the Holder), in its sole discretion, shall have the right to submit any dispute described in this Section 21 to any state or federal court sitting in The City of New York, Borough of Manhattan in lieu of utilizing the procedures set forth in this Section 21 and (e) nothing in this Section 21 shall limit the Holder from obtaining any injunctive relief or other equitable remedies (including, without limitation, with respect to any matters described in this Section 21).

21.3       Pendency of Dispute. Notwithstanding anything to the contrary set forth herein, during either (a) the pendency of any dispute under this Section 21 with respect to either (i) whether the existence or continuation of an Event of Default has occurred or (ii) whether the conditions to a Company Optional Redemption pursuant to Section 7 have been satisfied, or (b) the time that both an Event of Default is continuing and the pendency of any other dispute under this Section 21, without the prior written consent of the Holder, the Company shall not be permitted to exercise its rights under Section 7 and no Company Optional Redemption pursuant to Section 7 shall be effective.

22.       Notices; Currency; Payments.

22.1        Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 9.5 of the Securities Exchange Agreement. The Company will give written notice to the Holder promptly upon any adjustment of the Conversion Rate, setting forth in reasonable detail, and certifying, the calculation of such adjustment.

22.2       Currency. All dollar amounts referred to in this Note are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Note shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Note, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation (it being understood and agreed that where an amount is calculated with reference to, or over, a period of time, the date of calculation shall be the final date of such period of time).

22.3       Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of the Holder, shall initially be as set forth on the Schedule of Investors attached to the Securities Exchange Agreement); provided, that, the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day.

23.          Cancellation. After all Principal, accrued Interest and other amounts at any time owed on this Note have been satisfied in full (including, for the avoidance of doubt, by conversion in full of this Note into shares of the Common Stock, but excluding contingent and indemnification obligations), this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

24.          Waiver of Notice. To the extent permitted by law, the Company hereby irrevocably waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Securities Exchange Agreement.

25.          Governing Law. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Except as otherwise required by Section 21 above, the Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein (a) shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder or (b) shall limit, or shall be deemed or construed to limit, any provision of Section 21. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

26.          Severability. If any provision of this Note is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Note so long as this Note as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

27.          Usury. This Note is subject to the express condition that at no time shall the Company be obligated or required to pay interest hereunder at a rate or in an amount which could subject the Holder to either civil or criminal liability as a result of being in excess of the maximum interest rate or amount which the Company is permitted by applicable law to contract or agree to pay. If by the terms of this Note, the Company is at any time required or obligated to pay interest hereunder at a rate or in an amount in excess of such maximum rate or amount, the rate or amount of interest under this Note shall be deemed to be immediately reduced to such maximum rate or amount and the interest payable shall be computed at such maximum rate or be in such maximum amount and all prior interest payments in excess of such maximum rate or amount shall be applied and shall be deemed to have been payments in reduction of the principal balance of this Note .

28. Adjusted Three-Month Term SOFR Unavailability Period.

Notwithstanding anything to the contrary in this Note, if the Holder determines (which determination shall be conclusive absent manifest error) that a SOFR Unavailability Period has commenced and is continuing, then, reasonably promptly after such determination, the Holder shall give the Company notice thereof and the Holder and the Company may amend this Note to replace Adjusted Three-Month Term SOFR with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein (including spread adjustments or method for calculating or determining such spread adjustments, which may be a positive or negative value or equal to zero)), giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities for such alternative benchmarks (any such proposed rate, a “SOFR Successor Rate”), together with any proposed SOFR Successor Rate Conforming Changes. It is understood and agreed that, for all purposes of this Agreement, once commenced, a “SOFR Unavailability Period” shall be deemed to exist and be continuing unless and until such amendment has become effective in accordance with the terms hereof.

Notwithstanding anything else herein, any definition of SOFR Successor Rate shall provide that in no event shall such SOFR Successor Rate be less than five percent (5.0%) for purposes of this Note.

29.          Definitions. As used in this Note, the following terms shall have the following meanings:

29.1       “Adjusted Three-Month Term SOFR” means, which respect to any Interest Period, a rate per annum equal to the sum of (a) Three-Month Term SOFR for such Interest Period, plus (b) the SOFR Adjustment.

29.2       “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

29.3        “Applicable Margin” means eight and one-half percent (8.50%) per annum.

29.4        “Authorized Share Allocation” has the meaning specified in Section 9.1.

29.5        “Authorized Share Failure” has the meaning specified in Section 9.2.

29.6        “Bankruptcy Event of Default” has the meaning specified in Section 4.1.

29.7       “Business Day” means any day other than Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in The State of New York or Ontario, Canada are authorized or required by law or other governmental action to close.

29.8        “Calendar Quarter” means each of: (a) the period beginning on and including January 1 and ending on and including the next occurring March 31; (b) the period beginning on and including April 1 and ending on and including the next occurring June 30; (c) the period beginning on and including July 1 and ending on and including the next occurring September 30; (d) and the period beginning on and including October 1 and ending on and including the next occurring December 31.

29.9        “Change of Control” means the occurrence of, for any reason whatsoever, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than any of the Permitted Holders, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the equity interests of the Company entitled to vote for members of the Board of Directors of the Company on a fully diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right).

29.10      “Change of Control Notice” has the meaning specified in Section 5.2.

29.11      “Change of Control Redemption Date” has the meaning specified in Section 10.1.

29.12      “Change of Control Redemption Notice” has the meaning specified in Section 5.2.

29.13      “Change of Control Redemption Price” has the meaning specified in Section 5.2.

29.14     “Closing Sale Price” means, for any security as of any date, the last closing trade price for such security on the Principal Market, as reported by FactSet, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price (as the case may be) then last trade price of such security prior to 4:00:00 p.m., New York time, as reported by FactSet, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by FactSet, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by FactSet, or, if no last trade price is reported for such security by FactSet, the average of the ask prices of any market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Required Holders are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 21. All such determinations shall be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during such period.

29.15      “CME” means CME Group Benchmark Administration Limited.

29.16      “CNB” means City National Bank of Florida.

29.17     “Common Stock” means (a) Common Stock, par value $0.0001 per share of the Company, and (b) any share capital into which such Common Stock shall be changed or any share capital resulting from a reclassification of such Common Stock.

29.18      “Company” has the meaning specified in the preamble to this Note.

29.19      “Company Optional Redemption” has the meaning specified in Section 7.1.

29.20      “Company Optional Redemption Amount” has the meaning specified in Section 7.1.

29.21      “Company Optional Redemption Date” has the meaning specified in Section 7.1.

29.22      “Company Optional Redemption Notice” has the meaning specified in Section 7.1.

29.23      “Company Optional Redemption Notice Date” has the meaning specified in Section 7.1.

29.24      “Company Optional Redemption Price” has the meaning specified in Section 7.1.

29.25     “Controlled Investment Affiliate” means, as to any Person, any other Person which directly or indirectly is in control of or is controlled by, or is under common control with, such Person and is organized by such Person (or any Person controlled by such Person) primarily for making equity or debt investments in the Company or other portfolio companies of such Person.

29.26      “Conversion Date” has the meaning specified in Section 3.2(a).

29.27     “Conversion Failure” means the failure by the Company, for any reason or for no reason, on or prior to the applicable Share Delivery Deadline, to either: (a) if (i) the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program or (ii) such applicable shares of Common Stock may not then be resold by the Holder pursuant to a Permitted Securities Transaction, deliver a certificate for the number of shares of Common Stock to which the Holder is entitled and register such shares of Common Stock on the Company’s share register, or (b) if (i) the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program and (ii) such applicable shares of Common Stock may then be resold by the Holder pursuant to a Permitted Securities Transaction, credit the balance account of the Holder or the Holder’s designee with DTC for such number of shares of Common Stock to which the Holder is entitled upon the Holder’s conversion of this Note (as the case may be).

29.28      “Conversion Notice” has the meaning specified in Section 3.2(a).

29.29     “Conversion Price” per share of Common Stock as of any time means the result obtained by dividing (a) $1,000 by (b) the then applicable Conversion Rate, rounded to the nearest cent.

29.30      “Conversion Rate” means the rate at which shares of Common Stock shall be delivered upon conversion, which rate shall be initially 3.7878788 shares of Common Stock for each $1,000 principal amount of Notes, as adjusted from time to time pursuant to the provisions of this Agreement.

29.31      “Dispute Submission Deadline” has the meaning specified in Section 21.1(b).

29.32      “DTC” has the meaning specified in Section 3.2(a).

29.33      “Eligible Market” means the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or the OTCBB.

29.34      “Equity Conditions” means, with respect to a given date of determination, as of such date of determination:

(a)          either (i) one or more Registration Statements filed pursuant to the Securities Exchange Agreement shall be effective and the prospectus contained therein shall be available on such applicable date of determination (with, for the avoidance of doubt, any shares of Common Stock previously sold pursuant to such prospectus deemed unavailable) for the resale of all shares of Common Stock to be issued in connection with the event requiring this determination (each, a “Required Minimum Securities Amount”), in each case, in accordance with the terms of the Securities Exchange Agreement and there shall not be any ongoing Grace Periods (as defined in the Securities Exchange Agreement) as of such date of determination or (ii) all Registrable Securities shall be eligible for sale without restriction pursuant to Rule 144 (including, without limitation, volume restrictions) without the need for registration under any applicable federal or state securities laws (in each case, disregarding any limitation on conversion of the Notes or other issuance of securities with respect to the Notes);

(b)          the Common Stock (including all Registrable Securities) is listed or designated for quotation (as applicable) on an Eligible Market and shall not have been suspended from trading on an Eligible Market (other than suspensions of not more than two (2) days and occurring prior to the applicable date of determination due to business announcements by the Company) nor shall delisting or suspension by an Eligible Market have been threatened (with a reasonable prospect of delisting occurring after giving effect to all applicable notice, appeal, compliance and hearing periods) or reasonably likely to occur or pending as evidenced by (i) a writing by such Eligible Market or (ii) the Company falling below the minimum listing maintenance requirements of the Eligible Market on which the Common Stock is then listed or designated for quotation (as applicable) for the period of time specified by such requirement;

(c)          any shares of Common Stock to be issued in connection with the event requiring determination (or issuable upon conversion of the portion of the Principal being redeemed in the event requiring this determination) may be issued in full without violating Section 3.3 hereof; provided, that this clause (c) shall not apply if prior to such date of determination, the stockholders of the Company have already voted to reject additional issuances of shares of the Common Stock in excess of the Exchange Cap;

(d)          any shares of Common Stock to be issued in connection with the event requiring determination (or issuable upon conversion of the portion of the Principal being redeemed in the event requiring this determination at the Conversion Rate then in effect (without regard to any limitations on conversion set forth herein)) may be issued in full without violating the rules or regulations of the Eligible Market on which the Common Stock is then listed or designated for quotation (as applicable);

(e)          the Company shall have no knowledge of any fact that would reasonably be expected to cause (i) any Registration Statement filed pursuant to the Securities Exchange Agreement to not be effective or the prospectus contained therein to not be available for the resale of the applicable Required Minimum Securities Amount of Registrable Securities in accordance with the terms of the Securities Exchange Agreement or (ii) any Registrable Securities to not be eligible for sale without restriction pursuant to Rule 144 (including, without limitation, volume restrictions) without the need for registration under any applicable federal or state securities laws (in each case, disregarding any limitation on conversion of the Notes or other issuance of securities with respect to the Notes);

(f)           [reserved];

(g)          (i) no Authorized Share Failure shall exist or be continuing, (ii) the applicable Required Minimum Securities Amount of shares of Common Stock are available under the certificate of incorporation of the Company and reserved by the Company to be issued pursuant to the Notes and (iii) all shares of Common Stock to be issued in connection with the event requiring this determination (or issuable upon conversion of the portion of the Principal being redeemed in the event requiring this determination at the Conversion Rate then in effect (without regard to any limitations on conversion set forth herein)) may be issued in full without resulting in an Authorized Share Failure;

(h)          there shall not have occurred and then be continuing an Event of Default or an event that with the passage of time or giving of notice would constitute an Event of Default; and

(i)         the shares of Common Stock issuable pursuant the event requiring the satisfaction of the Equity Conditions (or issuable upon conversion of the portion of the Principal being redeemed in the event requiring this determination at the Conversion Rate then in effect (without regard to any limitations on conversion set forth herein)) are duly authorized and listed and eligible for trading without restriction on an Eligible Market.

29.35    “Equity Conditions Failure” means that, on any day during the period commencing ten (10) calendar days prior to the applicable Company Optional Redemption Notice Date through the applicable Company Optional Redemption Date, the Equity Conditions have not been satisfied (or waived in writing by the Holder).

29.36     “Event of Default” has the meaning specified in Section 4.1.

29.37      “Exchange Act” means the Securities Exchange Act of 1934, as amended.

29.38     “Exchange Cap” the maximum number of shares of Common Stock which the Company may issue upon conversion of the Notes without breaching the Company’s obligations under the rules and regulations of the Principal Market as set forth in Nasdaq Rule 5635(b) (or such equivalent rule under another Eligible Market, if the Common Stock is re-listed, re-traded or re-quoted on another Eligible Market).

29.39      “Fundamental Transaction” has the meaning specified in Section 5.1.

29.40      “Group” means a “group” as that term is used in Section 13(d) of the Exchange Act and as defined in Rule 13d-5 thereunder.

29.41     “Guarantors” means each Person that is a party to the Guaranty and Security Agreement as a “Guarantor” thereunder, including each Person that becomes a “Guarantor” thereunder after the Issuance Date.

29.42     “Guaranty and Security Agreement” means that certain Guaranty and Security Agreement, dated as of December 9, 2020, by and among the Company, the Guarantors from time to time party thereto, the Holder and each holder of Other Notes.

29.43     “Holder” has the meaning specified in the preamble to this Note.

29.44      “Interest” has the meaning specified in the preamble to this Note.

29.45      “Interest Date” has the meaning specified in Section 2.

29.46     “Interest Period” means (a) initially, the period commencing on (and including) the date hereof and ending on (and including) December 31, 2023; provided, that, if such day is not a Business Day, the applicable Interest Period shall end on the first Business Day immediately preceding such day, and (b) thereafter, the period beginning on (and including) the first day following the end of the preceding Interest Period and ending on the earlier of (and including) (x) the last day of the calendar quarter following the calendar quarter in which the preceding Interest Period ended; provided, that, if any such last day is not a Business Day, the applicable Interest Period shall end on the first Business Day immediately preceding such last day of such quarter, and (y) the Maturity Date.

29.47     “Interest Rate” means, for any Interest Period, a rate per annum equal to the sum of (a) the Applicable Margin plus (b) Adjusted Three-Month Term SOFR for such Interest Period; provided, that, (i) if the Holder determines (which determination shall be conclusive absent manifest error) that a SOFR Unavailability Period has commenced and is continuing, then at all times during such SOFR Unavailability Period, the “Interest Rate” shall be a rate per annum equal to the sum of (A) the Applicable Margin plus (B) the most recent Adjusted Three-Month Term SOFR that was determined in accordance with the terms hereof, provided, that, on any date when an Event of Default shall have occurred and be continuing and the Holder has delivered written notice to the Company of its election to invoke a default rate of interest, the “Interest Rate” shall be the “Interest Rate” determined in accordance with the foregoing plus 4.00%. Notwithstanding the foregoing proviso, if the Event of Default is a Bankruptcy Event of Default, the Holder shall not be required to deliver any notice to the Company to invoke a default rate of interest and such default rate of interest shall instead be deemed automatically invoked.

29.48      “Issuance Date” has the meaning specified in the preamble to this Note.

29.49      “Madryn Bridge Loan Agreement” has the meaning specified in Section 4.1(c).

29.50      “Maturity Date” means December 9, 2026.

29.51      “Minimum Liquidity Requirement” has the meaning specified in Section 12.16.

29.52      “MSPLP Facility” means the Loan and Security Agreement to be entered into between Venus Concept USA Inc., as borrower, the Company, as guarantor, and CNB, as agent and lender, together with any extension, renewal, refinancing or replacement thereof.

29.53      “Note” has the meaning specified in the preamble to this Note.

29.54      “Other Notes” has the meaning specified in the preamble to this Note.

29.55     “Other Redemption Notice” has the meaning specified in Section 10.2.

29.56      “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

29.57    “Permitted Holders” means, without duplication, (a) SEDCO Capital Global Funds - SC Private Equity Global Fund IV, SEDCO Capital Cayman Ltd., Longitude Venture Partner II L.P., EW Healthcare Partners, L.P., EW Healthcare Partners- A, L.P., Healthquest Partners, L.P., Healthquest Partners II, L.P., Madryn Health Partners, LP, Madryn Health Partners (Cayman Master), LP, and any Controlled Investment Affiliate of any of the foregoing Persons, (b) Domenic Serafino and his Permitted Transferees and (c) Senior Management Persons of the Company and Board Members of the Company, in each case, for so long as such Persons are actively employed by the Company in such capacity or serve in such capacity, as the case may be.

29.58      “Permitted Securities Transaction” has the meaning specified in Section 3.2(a).

29.59      “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, a government or any department or agency thereof and any other legal entity.

29.60      “Principal” has the meaning specified in the preamble to this Note.

29.61     “Principal Market” means the NASDAQ Global Market.

29.62      “Redemption Date” means, as applicable, the Change of Control Redemption Date or Company Optional Redemption Date.

29.63     “Redemption Notice” means, as applicable, a Company Optional Redemption Notices and a Change of Control Redemption Notice.

29.64     “Redemption Premium Amount” means, on any date of determination, with respect to any amount of outstanding Principal redeemed or required to be redeemed, an amount equal to the present value as of such date of determination (as determined by the Holder or, if there are other holders whose Notes are also redeemed or required to be redeemed at the same time, as determined by the holders of Notes representing at least a majority of the aggregate principal amount of the Notes being so redeemed or required to be redeemed, in each case, in accordance with customary practice), discounted at the Three-Month Treasury Rate, of the aggregate remaining Interest payment amounts (at the non-default Interest Rate)on the amount of Principal redeemed or required to be redeemed.

29.65     “Redemption Price” means, as applicable, the Change of Control Redemption Price and the Company Optional Redemption Price.

29.66      “Register” has the meaning specified in Section 3.2(c).

29.67      “Registered Notes” has the meaning specified in Section 3.2(c).

29.68      “Registrable Securities” has the meaning specified in the Securities Exchange Agreement.

29.69      “Registration Statement” has the meaning specified in the Securities Exchange Agreement.

29.70      “Related Accounts” has the meaning specified in Section 12.16.

29.71      “Required Dispute Documentation” has the meaning specified in Section 21.1(b).

29.72     “Required Holders” means the holders of Notes (including the Other Notes) representing at least a majority of the aggregate principal amount of the Notes (including the Other Notes) then outstanding.

29.73     “Required Reserve Amount” has the meaning specified in Section 9.1.

29.74      “Rule 144” has the meaning specified in the Securities Exchange Agreement.

29.75      “SEC” means the United States Securities and Exchange Commission or the successor thereto.

29.76     “Securities Exchange Agreement” means that certain Securities Exchange and Registration Rights Agreement, dated as of December 8, 2020, among the Company, the guarantors identified therein and the investors identified therein, pursuant to which the Company issued the Notes, as such agreement may be amended, restated or otherwise modified from time to time.

29.77     “Senior Management Persons” means the collective reference to Rajiv De Silva, Domenic Della Penna, Kirk Gunhus, Ross Portaro, Melissa Kang, Anna Georgiadis and Michael Mandarello; and “Senior Management Person” means any one of them.

29.78      “Share Delivery Deadline” has the meaning specified in Section 3.2(a).

29.79    “SOFR” means the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator).

29.80       “SOFR Adjustment” means 0.10% (10 basis points) per annum.

29.81      “SOFR Successor Rate” has the meaning set forth in Section 28.

29.82     “SOFR Successor Rate Conforming Changes” means, with respect to any proposed SOFR Successor Rate, any conforming changes to the definitions of “Adjusted Three-Month Term SOFR,” “Interest Date,” “Interest Period,” “Interest Rate,” “SOFR,” “SOFR Adjustment” or “Three-Month Term SOFR,” the timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the discretion of the Holder, to reflect the adoption of such SOFR Successor Rate and to permit the administration thereof by the Holder in a manner substantially consistent with market practice (or, if the Holder determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such SOFR Successor Rate exists, in such other manner of administration as the Holder determines in consultation with the Company).

29.83     “SOFR Unavailability Period” means a period, commencing on the date on which the Holder shall have determined (which determination shall be conclusive absent manifest error) that any of the events set forth in clauses (a) or (b) below have occurred and are continuing through the date on which a SOFR Successor Rate is established pursuant to Section 28:

(a)          adequate and reasonable means do not exist for ascertaining Three-Month Term SOFR, including, without limitation, because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary, or

(b)        the CME (or any successor administrator reasonably satisfactory to the Holder) has made a public statement identifying a specific date after which SOFR shall or will no longer be made available, or permitted to be used for determining the interest rate of syndicated loans denominated in Dollars, or shall or will otherwise cease, provided, that, in each case, at the time of such statement, there is no successor administrator that is reasonably satisfactory to the Holder that will continue to provide SOFR, or for any reason Three-Month Term SOFR does not adequately and fairly reflect the cost to the Holder of funding this Note.

29.84      “Subsidiary” has the meaning specified in the Securities Exchange Agreement.

29.85      “Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

29.86      “Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Transfer Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Transfer Agent from time to time).

29.87     “Three-Month Term SOFR” means, with respect to any Interest Period, the rate per annum equal to the greater of (x) five percent (5.0%) per annum and (y) the three- month Term SOFR Screen Rate two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period; provided, that, if the rate is not published prior to 11:00 a.m. on such determination date then Three-Month Term SOFR means the three- month Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto. The Holder’s determination of interest rates shall be determinative in the absence of manifest error.

29.88    “Three-Month Treasury Rate” means, as of any date of determination, the weekly average yield as of such date of determination of actually traded United States Treasury securities adjusted to a constant maturity of three (3) months (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two (2) Business Days prior to such date of determination (or, if such Federal Reserve Statistical Release H.15(519) is no longer published, any publicly available source of similar market data)). For the avoidance of doubt, this calculation is based on yields on actively traded non-inflation-indexed issues adjusted to constant maturities.

29.89      “Trading Day” has the meaning specified in the Securities Exchange Agreement.

29.90       “Transaction Documents” has the meaning specified in the Securities Exchange Agreement.

29.91      “Transfer Agent” has the meaning specified in Section 3.1.

29.92     “U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has executed this Secured Subordinated Convertible Note as of the Issuance Date set out above.

VENUS CONCEPT INC.

By:	/s/ Rajiv De Silva
	Name:	Rajiv De Silva
	Title:	Chief Executive Officer

Accepted and Agreed:

MADRYN HEALTH PARTNERS (CAYMAN MASTER), LP

By: MADYN HEALTH ADVISORS, LP,
Its: General Partner

By: MADRYN HEALTH ADVISORS GP, LLC,
Its: General Partner

By:	/s/ Avinash Amin
Name: Avinash Amin
Title: Member

IN WITNESS WHEREOF, the Company has executed this Secured Subordinated Convertible Note as of the Issuance Date set out above.

VENUS CONCEPT INC.

By:

Name:
Title:

Accepted and Agreed:

MADRYN HEALTH PARTNERS (CAYMAN MASTER), LP

By: MADRYN HEALTH ADVISORS, LP,
Its: General Partner

By: MADRYN HEALTH ADVISORS GP, LLC,
Its: General Partner

By:	/s/ Avinash Amin
Name: Avinash Amin
Title: Member

[Madryn Health Partners (Cayman Master), LP – Secured Subordinated Convertible Note of Venus Concept Inc.]